UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 14, 2022

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

8834 Mayfield Road, Suite C, Chesterland, Ohio 44026
(Former name or former address, if changed since last report)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 31, 2022, NovAccess Global Inc. (“NovAccess,” the “company,” “we” and “our”) entered into a preferred stock redemption agreement (the “redemption agreement”) with Daniel G. Martin, our sole board member and chairman, TN3, LLC, a company owned by Mr. Martin, Dr. Dwain K. Morris-Irvin, our chief executive officer, and Irvin Consulting, LLC, a company owned by Dr. Irvin. TN3 owned 25,000 shares of our Series B convertible preferred stock (the “preferred shares”). Pursuant to the redemption agreement, on March 14, 2022, NovAccess redeemed 24,400 of the preferred shares and Irvin Consulting purchased 600 of the preferred shares from TN3. In this Current Report on Form 8-K, we refer to the redemption of TN3’s preferred shares on March 14, 2022 and the other transactions required by the redemption agreement collectively as the “redemption transaction.”

Also in connection with closing the redemption transaction, on March 14, 2022, we entered into a common stock distribution agreement (the “stock distribution agreement”) with Innovest Global, Inc. (“Innovest”). Innovest acquired 7.5 million shares of our common stock when Innovest sold StemVax, LLC to NovAccess in September 2020. Pursuant to the stock distribution agreement, Innovest has agreed to distribute its NovAcess common stock to Innovest’s shareholders once we have registered the shares. Mr. Martin is the former chairman and chief executive officer of Innovest.

This description of the redemption and stock distribution agreements is incomplete and is qualified by the full text of the agreements, which are filed as exhibits to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon completion of the redemption transaction, pursuant to the redemption agreement we became obligated to pay to TN3 a total of $250,000 over a period of eleven months, with payment accelerated if the company raises at least $2.5 million of equity capital. We have already paid $50,000 of the redemption price. We will make eight additional $25,000 payments to TN3 beginning on April 1 and continuing the first day of each month with the final payment due on November 1, 2022. Dr. Irvin forgave $7,223 of his December 30, 2021 $25,000 loan to the company to satisfy Irvin Consulting’s obligation to reimburse NovAccess for Irvin Consulting’s portion of the redemption price for the 600 preferred shares it purchased from TN3.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the redemption agreement, on March 14, 2022, NovAccess issued to TN3 1,502,670 shares of unregistered common stock, which is equal to 10% of our outstanding common stock on the date the redemption agreement was signed. We issued the shares to TN3 in a transaction not involving a public offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Act.

Item 5.01 Changes in Control of Registrant.

Upon completion of the redemption transaction, Mr. Martin resigned from the NovAccess board and was replaced by John A. Cassarini and Dr. Irvin. Mr. Cassarini and Dr. Irvin’s business experience is summarized below.

John A. Cassarini, age 55, has decades of capital markets experience as an investor and portfolio manager. During the past five years he has been a private investor. Prior to that, he managed small-cap portfolios for numerous institutions, including Lehman Brothers, Barclays and Ingalls & Snyder. Mr. Cassarini has a BA in finance from Fordham University and an MBA from Columbia University.

Dwain K. Morris-Irvin, PhD, MPH, age 54, is a published researcher and patent author. Dr. Irvin stepped into the CEO role at NovAccess in October 2020, after heading the biotechnology division of Innovest Global. NovAccess acquired StemVax, LLC from Innovest in September 2020. Dr. Irvin received his PhD from the University of California, Los Angeles School of Medicine, his MPH from UCLA School of Public Health, and trained at The Wallenberg Neuroscience Center at Lund University in Lund, Sweden. He was also a professor, faculty member at Cedars-Sinai Medical Center, Department of Neurosurgery. Dr. Irvin received his PhD in Molecular & Medical Pharmacology and Developmental Neuroscience with an emphasis on neural stem cell fate and differentiation. His research focused on neural development and notch signaling in mammalian neural stem cells. He also worked as an NIH/NINDS post-doctoral fellow in Dr. Anders Bjorklund’s laboratory in Lund, Sweden. There, his focus was on research projects that investigated the potential role of cell replacement therapy for patients with Parkinson’s disease. They developed several protocols for the efficient generation of dopaminergic neurons from forebrain and ventral midbrain stem and progenitor cells. Dr. Irvin also worked as a research scientist, assistant professor, and faculty member at Cedars-Sinai Medical Center, Department of Neurosurgery. He led research investigations in the role of adaptive immunity in Parkinson’s disease. He also developed two patents in the area of immunotherapy for brain tumor patients, specifically glioblastoma multiforme (GBM). His research team focused on molecular mechanisms that impart therapeutic resistance in cancer cells, including cancer stem cells, to develop novel immunotherapies for brain tumor patients.

In addition, after completion of the redemption transaction Irvin Consulting owns 600 NovAccess preferred shares and there are no other shares of NovAccess preferred stock outstanding. Each preferred share is convertible at the option of the holder into 10,000 shares of our common stock and entitles the holder to cast 40,000 votes on any action presented to our shareholders. Dr. Irvin is the sole member of Irvin Consulting and the beneficial owner of the preferred shares held by Irvin Consulting. As a result, Dr. Irvin can cast 63.0% of the votes on any action presented to our shareholders.

For more information about the preferred stock redemption transaction, please refer to our Schedule 14F-1/A filed with the Securities and Exchange Commission on February 25, 2022.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Preferred Stock Purchase and Redemption Agreement dated January 31, 2022 among NovAccess Global Inc., TN3, LLC, Mr. Daniel G. Martin, Irvin Consulting, LLC, and Dr. Dwain Morris-Irvin (incorporated by reference to Exhibit 10.1 of the company’s Current Report on Form 8-K dated January 31, 2022)

Exhibit 10.2 Common Stock Distribution Agreement dated March 14, 2022 between NovAccess Global Inc. and Innovest Global, Inc.

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: March 14, 2022	By: /s/ Dwain K. Morris-Irvin Dwain K. Morris-Irvin Chief Executive Officer